Exhibit 99.1

                 Andrew Melnick, Senior Investor Manager, Joins
                   CreditRiskMonitor.com's Board of Directors

    VALLEY COTTAGE, N.Y.--(BUSINESS WIRE)--April 5, 2005--CreditRiskMonitor.com, Inc. (Symbol: CRMZ), which competes with Dun & Bradstreet, Inc. (D&B(TM)), is pleased to announce that Andrew Melnick has been elected to the Company's Board of Directors.
    Mr. Melnick joined Goldman, Sachs & Co. in 2002 as Co-Director of its Global Investment Research Division and a member of its Management Committee. He retired at the end of 2004. Prior to joining Goldman Sachs, he was Senior Vice President and Director of the Global Securities and Economics Research Group of Merrill Lynch. During his 13 years at Merrill Lynch, he expanded the Firm's Research Group from primarily a domestic effort to one with research offices in 26 countries around the world. During that period Merrill Lynch was ranked as the top research department in nearly all regions of the world including six straight times as the number one equity research department in the United States. Previous employment: President of Woolcott & Co. a boutique research and investment banking firm; Director of Research and a Partner of L.F. Rothschild Unterberg Towbin; and Senior Analyst at Drexel Burnham Lambert. He is a Chartered Financial Analyst (C.F.A.).
    Jerry Flum, president and CEO, stated, "we are a small public company with an exciting business model that is beginning to get good traction. Andrew joining our Board adds significant perspective and experience in the business and investment areas that CreditRiskMonitor.com is now poised to address."

    CreditRiskMonitor.com is an Internet-based financial information analysis and news service designed for corporate credit professionals, whose web site is www.crmz.com.

    Safe Harbor Statement: Certain statements in this press release, including statements prefaced by the words "anticipates", "estimates", "believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as "risk factors" or otherwise in the Company's Registration Statements or Securities and Exchange Commission Reports.


    CONTACT: CreditRiskMonitor.com, Inc.
             Jerry Flum, 845-230-3030
             jerryf@creditriskmonitor.com